OFFICE LEASE AGREEMENT

TABLE OF CONTENTS

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT, dated November 15, 2012, is made and entered into by LINCOLN ASB COLORADO CENTER, LLC, a Delaware limited liability company (the "Landlord") and GOLD RESOURCE CORPORATION, a Colorado corporation (the "Tenant"). In consideration of the mutual promises and representations set forth in this Lease, Landlord and Tenant agree as follows:

ARTICLE 1. SUMMARY AND DEFINITION OF CERTAIN LEASE PROVISIONS AND EXHIBITS

1.1 The following terms and provisions of this Lease, as modified by other terms and provisions hereof, are included in this Section 1.1 for summary and definitional purposes only. If there is any conflict or inconsistency between any term or provision in this Section 1.1 and any other term or provision of this Lease, the other term or provision of this Lease shall control:

(a) Landlord: LINCOLN ASB COLORADO CENTER, LLC, a Delaware limited liability company

(b) Address of Landlord for Notices:

2000 South Colorado Boulevard
Tower One, Suite 3700
Denver, Colorado 80222
Attention: Property Manager

With a copy to:

ASB Capital Management
7501 Wisconsin Ave., Suite 200
Bethesda, MD 20814
Attention: Aaron Duncan

(c) Tenant:

Gold Resource Corporation, a Colorado corporation

(d) Address of Tenant for Notices:

(Include Main/Hdq. Address)
Gold Resource Corporation
2000 South Colorado Boulevard
Tower One, Suite 10200
Denver, Colorado 80222
Attn: Brad Blacketor

(e) Lease Term or Term: Thirty-Six (36) months, plus the remainder of any partial calendar month in which the Lease Term commences, commencing on the earlier of: (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein; or (b) November 1, 2012 (as modified pursuant to Section 3, the "Commencement Date"); provided, that if Landlord is unable to deliver possession of the Premises to Tenant by such date, then, as provided in Section 3 of the Lease, Tenant shall accept possession of the Premises on the date Landlord tenders possession thereof to Tenant, which date will then be the "Commencement Date".)

(f) Building: The office building located at 2000 South Colorado Boulevard, Tower One, Denver, Colorado 80222 (the "Building").

(g) Premises: Suite 10200 on the Tenth (10th) floor of the Building, as shown on Exhibit A, consisting of approximately 2,502 Rentable Square Feet.

(h) Minimum Monthly Rent:

Lease Months	Rental Rate per RSF	Minimum Monthly Rent
1 – 12	$22.50	$4,691.25
13 – 24	$23.00	$4,795.50
25 – 36	$23.50	$4,899.75

plus applicable Rent Tax.

(i) Security Deposit: A Security Deposit of $4,899.75 is required and shall be deposited with Landlord at the time the Lease is signed by Tenant.

(j) Parking: Nine (9) unreserved spaces in the Tower One structured parking garage at a rental for the initial 12 months of the term of $60.00 if unreserved, $75.00 if VIP per space per month in accordance with Exhibit C (plus applicable Rental Taxes). Upon commencement of the 13th month of the term, the rates are subject to change.

(k) Building Hours: 7:00 a.m. to 6:00 p.m. on Business Days and 8:00 a.m. to 12:00 p.m. on Saturdays, exclusive of holidays. Closed Sundays and all legal holidays. "Business Day" shall mean Monday through Friday of each week, exclusive of holidays.

1.2 The following exhibits (the "Exhibits") and addenda are attached hereto and incorporated herein by this reference:

Exhibit A	Premises
Exhibit B	Rules and Regulations
Exhibit C	Parking Rules and Regulations
Exhibit D	Tenant Improvements
Exhibit E	Confirmation of Commencement Date
Exhibit F	Renewal Option

The Office Lease Agreement and the Exhibits are collectively referred to herein as the "Lease."

ARTICLE 2. PREMISES/RIGHT TO USE COMMON AREAS

2.1 Landlord leases to Tenant and Tenant leases from Landlord the Premises, for and subject to the terms and provisions set forth in this Lease. This Lease is subject to all liens, encumbrances, parking and access easements, restrictions, covenants, and all other matters of record, the Rules and Regulations described in Article 14 and the Parking Rules and Regulations described in Article 6. Tenant and Tenant's agents, contractors, customers, directors, employees, invitees, officers, and patrons (collectively, the "Tenant's Permittees") have a non-exclusive privilege and license, during the Lease Term, to use the non-restricted Common Areas in common with all other authorized users thereof.

2.2 For purposes of this Lease, the following terms have the definitions set forth below:

(a) "Automobile Parking Areas" means all areas designated for automobile parking upon the land in the Project. Automobile Parking Areas are Common Areas, but certain parking areas, such as surface parking lots, are restricted. (See Parking Rules & Regulations).

(b) "Base Year" means calendar year 2013.

(c) "Common Areas" means those areas within the Building and Project not leased to any tenant and which are intended by Landlord to be available for the use, benefit, and enjoyment of all occupants of the Building; provided Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs, alterations or to construct new buildings or structures thereon, or to prevent the public from obtaining prescriptive rights.

(d) "Interior Common Facilities" means lobbies, corridors, hallways, elevator foyers, restrooms, mail rooms, mechanical and electrical rooms, janitor closets, and other similar facilities used by tenants or for the benefit of tenants on a non-exclusive basis. Access to certain Interior Common Facilities is restricted.

(e) "Project" or "Complex" shall collectively refer to the Building, the land upon which the Building sits, and all existing and future buildings, structures, driveways, parking facilities (surface and structured), and similar improvements and easements associated with the foregoing or the operation thereof, including without limitation the Common Areas (as defined in Section 2.2(c)), all of which comprise a multi-building Complex owned by Landlord.

(f) "Rentable Square Footage" means (1) with respect to the Building, the sum of the total area of all floors in the Building (including Interior Common Facilities but excluding stairs, elevator shafts, vertical shafts, parking areas and exterior balconies), computed by measuring to the exterior surface of permanent outside walls; and (2) with respect to the Premises, the area of the Premises (or other space occupiable by tenants as the case may be) computed by measuring to the exterior surface of permanent outside walls, to the midpoint of corridor and demising walls and to the Tenant side of permanent interior walls and Interior Common Facilities walls (other than corridor walls).

(g) "Tenant's Proportionate Share" 1.392%, which is the percentage obtained by dividing (a) the number of Rentable Square Feet in the Premises as stated above by (b) the Rentable Square Feet in the Building at the time a respective charge was incurred, which at the time of execution of this Lease is 179,733 Rentable Square Feet. Landlord and Tenant stipulate that the number of Rentable Square Feet in the Premises and in the Building set forth above is conclusive as to the square footage in existence on the date of this Lease and shall be binding upon them.

ARTICLE 3. TERM

The term of this Lease and the Commencement Date shall be as specified in Section 1.1. Landlord shall provide the Premises per the attached space plan (Exhibit "A") on or before the Commencement Date. If there are delays, which delays are not caused by Tenant, and the Premises are not substantially complete enough that Tenant can reasonably take occupancy of the Premises on or before the scheduled Commencement Date, Landlord shall not be deemed in default of the Lease, and the parties agree to amend the Commencement Date and Rent (as defined herein) schedule, accordingly. If the Premises are not substantially complete enough that Tenant can reasonably take occupancy of them within 120 days after the scheduled Commencement Date, Tenant's sole remedies shall be to either enter into a mutually acceptable revision of the appropriate terms of the Lease with Landlord, or to cancel the Lease with ten (10) days written notice to Landlord. Notwithstanding the foregoing, if said delays are caused by Tenant, then the Lease, and all of the obligations therein, shall commence on the Commencement Date. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming: (1) the Commencement Date (as defined in the Basic Lease Information) and the expiration date of the initial Term (as defined in the Basic Lease Information); (2) that Tenant has accepted the Premises; and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Tenant's failure to execute such document within ten (10) days of receipt thereof from Landlord shall be a default by Tenant under this Lease and shall be deemed Tenant's agreement to the contents

of such document. Occupancy of the Premises by Tenant prior to the Commencement Date ("Early Occupancy") shall be subject to all of the provisions of this Lease, including the payment of Minimum Monthly Rent prorated on a per diem basis for each day of Early Occupancy.

ARTICLE 4. MINIMUM MONTHLY RENT

Tenant shall pay to Landlord, without deduction, setoff, prior notice, or demand, the Minimum Monthly Rent, payable in advance, by check or electronic funds transfer, on the first day of each calendar month during the Lease Term. The obligations of Tenant to pay, in U.S. dollars, Minimum Monthly Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. The first (1st) monthly installment of Minimum Monthly Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Minimum Monthly Rent shall be payable on the first (1st) day of each month beginning on the first (1st) day of the second (2nd) full calendar month of the Term. If the Lease Term commences on a date other than the first day of a calendar month, the Minimum Monthly Rent for that month shall be prorated on a per diem basis and be paid to Landlord on or before the Commencement Date.

ARTICLE 5. ADDITIONAL RENT

Tenant shall pay as additional rent each year Tenant's Proportionate Share of the amount, if any, by which the Operating Costs in the Building during each Operating Year of the Lease Term exceed the actual annual Operating Costs in the Building for the Base Year ("Operating Cost Rent"). Landlord may make a good faith estimate of the Operating Cost Rent to be due by Tenant for any Operating Year or part thereof during the Lease Term. During each Operating Year or partial Operating Year of the Lease Term after the Base Year, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Minimum Monthly Rent, an amount equal to the estimated Operating Cost Rent for such Operating Year or part thereof divided by the number of months therein. From time to time, typically, no more than once per year, Landlord may estimate and re-estimate the Operating Cost Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Operating Cost Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the Operating Year in question, Tenant shall have paid all of the Operating Cost Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each Operating Year. In the event the Building is not fully occupied during any Operating Year, an adjustment shall be made by Landlord in calculating the Operating Costs for such Operating Year so that the Operating Costs shall be adjusted to the amount that would have been incurred had the Building been occupied to the extent of 100% during such Operating Year. Because the Building is one of several buildings in the Project, Operating Costs may be allocated among the buildings of the Project, as reasonably determined by Landlord. By May 1 of each Operating Year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided above (the "Operating Costs Statement"). If Tenant's payments of estimated Operating Cost Rent for the year covered by the Operating Costs Statement exceed Tenant's Proportionate Share of such items as indicated in the Operating Costs Statement, then Landlord shall promptly credit Tenant for such excess; likewise, if Tenant's estimated payments of Operating Costs for such year are less than Tenant's share of such items as indicated in the Operating Costs Statement, then Tenant shall promptly pay Landlord such deficiency, notwithstanding that the Term has expired and Tenant has vacated the Premises. For purposes of this Lease (a) "Operating Costs" means and includes all costs of management, maintenance, and operation of the Project, including but not limited to the costs of cleaning, repairs, utilities, air conditioning, heating, plumbing, elevator, parking, landscaping, insurance, property taxes and special assessments, and all other costs which can properly be considered operating expenses but excluding costs of property additions, alterations for tenants, leasing commissions, advertising, depreciation, interest, income taxes and administrative costs not specifically incurred in the management, maintenance and operation of the Project; and (b) "Operating Year" means a year beginning January 1 and ending December 31. Tenants with leases expiring or terminating prior to the end of the Operating Year shall be responsible for their portion of Operating Costs above the Operating Costs for the Base Year based on Landlord's estimate of Operating Costs.

ARTICLE 6. PARKING

Nothing contained herein shall be deemed to create liability upon Landlord for any damage to motor vehicles of Tenant's Permittees, or from loss of property from within such motor vehicles while parked in the Automobile Parking Areas. Tenant's Unassigned Spaces (as defined in Exhibit C) shall be in the structured parking garage. Tenant's Permittees are expressly prohibited from parking in any of the surface parking lot spaces located in the Automobile Parking Areas. Landlord has the right to establish and to enforce against all users of the Automobile Parking Areas, reasonable rules and regulations (the "Parking Rules and Regulations"). Landlord shall assign and identify reserved parking spaces, if any. Landlord will not police nor be responsible for any vehicle parked in Tenant's reserved parking spaces, if any.

ARTICLE 7. RENT TAX AND PERSONAL PROPERTY TAXES

Tenant shall pay to Landlord, in addition to, and simultaneously with, any other amounts payable to Landlord under this Lease, a sum equal to the aggregate of any municipal, county, state, or federal excise, sales, use, or transaction privilege taxes now or hereafter legally levied or imposed against, or on account of, any amounts payable under this Lease by Tenant or the receipt thereof by Landlord (collectively, "Rent Tax"). Tenant shall pay, prior to delinquency, all taxes levied upon fixtures, furnishings, equipment, and personal property placed on the Premises by Tenant.

ARTICLE 8. PAYMENT OF RENT/LATE CHARGES/INTEREST ON PAST-DUE OBLIGATIONS

Tenant shall pay the rent and all other charges specified in this Lease to Landlord at the address set forth on Section 1.1 of this Lease, or to another person and at another address as Landlord from time to time designates in writing. All monetary obligations of Tenant, including Minimum Monthly Rent, additional rent, or other charges payable by Tenant to Landlord under the terms of this Lease shall be deemed "Rent", and any Rent not received within five (5) days after the due date (the "Delinquency Date") thereof shall automatically (and without notice) incur a late charge of five percent (5%) of the delinquent amount. Except as otherwise provided herein, any Rent due to Landlord not paid when due shall bear interest, from the date due, at the maximum rate then allowable by law or judgments. Payment of such interest shall in no way excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant.

ARTICLE 9. SECURITY DEPOSIT

Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit (as defined in the Basic Lease Information), which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (as hereinafter defined). Landlord may, at Landlord's discretion, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder or in connection with Landlord's remedies under this Lease. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Landlord shall, within sixty (60) days after the termination of this Lease, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant. Unless required otherwise by applicable Law, the Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, upon such transfer (and the delivery to Tenant of an acknowledgement of the transferee's responsibility for the Security Deposit if required by Law), Landlord thereafter shall have no further liability for the return of the Security Deposit.

ARTICLE 10. CONSTRUCTION OF THE PREMISES

Except as otherwise set forth on Exhibit D, if any, attached hereto, Landlord shall construct Tenant's leasehold improvements in accordance with plans and specifications prepared by Landlord's architect.] Prior to the Commencement Date, any work performed by Tenant or any fixtures or personal property moved onto the Premises shall be at Tenant's own risk, Tenant's entry, related to work performed by Tenant, onto the Premises shall be subject to all provisions of the Lease (other than the payment of Minimum Monthly Rent and additional rent) and neither Landlord nor Landlord's agents or contractors shall be responsible to Tenant for damage or destruction of Tenant's property.

ARTICLE 11. UNION LABOR/ALTERATIONS

11.1 All contractors and subcontractors at any tier performing any construction, repair, refurbishment or restoration ("Project Work") at the Project or Complex, as applicable, including, without limitation, tenant improvements, build-out, alterations, additions, improvements, renovations, repairs, remodeling, painting and installations of fixtures, mechanical, electrical, plumbing, data, security, telecommunication, low voltage or elevator equipment or systems or other equipment, or with respect to any other construction work in, on, or to the Project or Complex, as applicable (including Project Work performed by any person providing any services to the Project or Complex, as applicable such as DSL, cable, communications, telecommunications or similar services) are required to be approved in advance by ASB Real Estate Investments ("ASB"), on behalf of Landlord, and the business manager of the applicable local AFL-CIO Building and Construction Trades Council. ASB will only approve such contractors or subcontractors that: (i) are bound by and signatory to a collective bargaining agreement with a labor organization (a) whose jurisdiction covers the type of work to be performed at the Project or Complex, as applicable, and (b) that is an Approved Building Trades Department Contractor or Subcontractor; and (ii) observe area standards for wages and other terms and conditions of employment, including fringe benefits. For purposes hereof, an "Approved Building Trades Department Contractor or Subcontractor" is a contractor or subcontractor that is currently affiliated with the Building and Construction Trades Department of the AFL-CIO (the "BCTD") or, if no such BCTD-affiliated contractor or subcontractor is available for a particular trade (e.g., carpentry work), a contractor or subcontractor that is affiliated with a national trade union which was formerly affiliated with the BCTD and which recognizes (and will recognize and respect, for its work at the Project or Complex, as applicable), the jurisdictional limitations established by the local BCTD. Further, Tenant shall comply with any contractor selection and payment policy promulgated by either ASB or Landlord from time to time. Upon the request of ASB, each such contractor and subcontractor shall provide written certification that all work performed by such contractor or subcontractor was performed in compliance with this policy. Contractors may not engage any subcontractor that does not satisfy the provisions of clauses (i) and (ii) above. If at any time a contractor or subcontractor does not satisfy clauses (i) and (ii) above, such contractor or subcontractor shall not be considered to be approved by ASB.

11.2 After completion of Landlord's construction obligations under Article 10, Tenant shall not make or cause to be made any Project Work (which shall also include any Utility Installations or repairs in, on or about the Premises, the Building or the Project) without the prior written consent of Landlord and in accordance with this Article 11. As used in this Article, the term "Utility Installation" shall mean carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring and equipment. At the expiration of the term, Landlord may require the removal of any and all of said Project Work, additions, alterations, improvements or Utility Installations (except Tenant shall have the right, but shall have no obligation to remove its cabling, security system, phone equipment or other telecommunication equipment), and the restoration of the Premises, Building and Project to their prior condition, at Tenant's expense. Should Landlord permit Tenant to perform any Project Work or make its own additions, alterations, improvements or Utility Installations, Tenant may only use such contractor as has been expressly approved by Landlord (as ASB set forth above), and Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner, with new materials of first-class quality, lien-free and in compliance with all Laws, and in such manner as to cause a minimum of interference with other construction in progress and

with the transaction of business in the Project or Complex, as applicable. Tenant agrees that any agreement between it and its contractor shall contain a provision that requires that such contractor shall not engage any subcontractor that cannot or does not satisfy the requirements contained herein with respect to Union Labor. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord; Landlord's property management company; and ASB Capital Management, LLC, Chevy Chase Trust Company, ASB Allegiance Real Estate Fund, ASB Allegiance Holdings, LLC, and ASB Allegiance Investments, LLC (collectively, the "Fund"), as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant agrees to indemnify, defend and hold Landlord harmless against any loss, liability or damage resulting from such work, and Tenant shall, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord's consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable laws, and Tenant shall be solely responsible for ensuring all such compliance. Should Tenant make any additions, alterations, improvements or Utility Installations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the Lease Term, require that Tenant remove any part or all of the same. All Project Work, additions, alterations, improvements and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Tenant), which may be made to the Premises by Tenant, including but not limited to, floor coverings, paneling, doors, drapes, built-ins, moldings, sound attenuation, and lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease Term, unless Landlord requires their removal as described above. Provided Tenant is not in default, notwithstanding the provisions of this Article, Tenant's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or Building or Project, and other than Utility Installations, shall remain the property of Tenant and may be removed by Tenant as provided herein. Tenant shall provide Landlord with as-built plans and specifications for any Project Work, additions, alterations, improvements or Utility Installations.

ARTICLE 12. PERSONAL PROPERTY/SURRENDER OF PREMISES

All personal property located in the Premises shall remain the property of Tenant and may be removed by Tenant not later than the Expiration Date or the earlier termination of the Lease Term. Tenant shall promptly repair, at its own expense, any damage resulting from such removal. All cabinetry, built-in appliances, wall coverings, floor coverings, window coverings, electrical fixtures, plumbing fixtures, conduits, lighting, and other special fixtures that may be placed upon, installed in, or attached to the Premises by Tenant shall, at the termination of this Lease be the property of Landlord unless Landlord requires its removal as set forth in Article 11. At the Expiration Date or upon the earlier termination of the Lease Term, Tenant shall surrender the Premises in good condition, reasonable wear and tear excepted, and shall deliver all keys to Landlord.

ARTICLE 13. LIENS

Tenant shall keep the Premises, Building, and the Project free from any liens arising out of work performed, material furnished, or obligations incurred due to the actions of Tenant or Tenant's Permittees or the failure of Tenant to comply with any law. In the event any such lien does attach against the Premises, Building, or Project, and Tenant does not discharge the lien or post bond (which under law would prevent foreclosure or execution under the lien) within ten (10) days after demand by Landlord, such event shall be a default by Tenant under this Lease and, in addition to Landlord's other rights and remedies, Landlord may take any action necessary to discharge the lien at Tenant's expense.

ARTICLE 14. USE OF PREMISES/RULES AND REGULATIONS

14.1 Without the prior approval of Landlord, Tenant shall not use the Premises for any use other than for general business office purposes (the "Permitted Use") and Tenant agrees that it will use the Premises in such manner as to not interfere with or infringe on the rights of other tenants in the Building or Project. Tenant agrees to comply with all applicable laws, ordinances and regulations in connection with its use of the Premises, agrees to keep the Premises in a clean and sanitary condition, and agrees not to perform any act in the Building which would increase any insurance premiums related to the Building or Project or would cause the cancellation of any insurance policies related to the Building or Project. Tenant shall not use, generate, manufacture, store, or dispose of, in, under, or about the Premises, the Building, the or the Project or transport to or from the Premises, the Building, the or the Project, any Hazardous Materials. For purposes of this Lease, "Hazardous Materials" includes, but is not limited to: (i) flammable, explosive, or radioactive materials, hazardous wastes, toxic substances, or related materials; (ii) all substances defined as "hazardous substances," "hazardous materials," "toxic substances," or "hazardous chemical substances or mixtures" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq., as amended by Superfund Amendments and Re-authorization Act of 1986; the Hazardous Materials Transportation Act, 49 U.S.C. § 1901, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.10 and amendments thereto) or by the Environmental Protection Agency (or any successor agent) as hazardous substances (40 CFR Part 302 and amendments thereto); (iv) any material, waste, or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyl's, (D) designated as a "hazardous substance" pursuant to § 311 of the Clean Water Act, 33 U.S.C. S 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to the Clean Water Act (33 U.S.C. § 1317); (E) flammable explosives; or (F) radioactive materials; and (v) all substances defined as "hazardous wastes" in the statutes of the state in which the Premises are located.

14.2 Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant's use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees.

ARTICLE 15. RIGHTS RESERVED BY LANDLORD

In addition to all other rights, Landlord has the following rights, exercisable without notice to Tenant and without effecting an eviction, constructive or actual, and without giving right to any claim for set off or abatement of rent: (a) to decorate and to make repairs, alterations, additions, changes, or improvements in and about the Building during Building Hours; (b) to approve the weight, size, and location of heavy objects in and about the Premises and the Building, and to require all such items to be moved into and out of the Building and Premises in such manner as Landlord shall direct in writing; (c) to prohibit the placing of vending machines in or about the Premises without the prior written consent of Landlord; (d) to take all such reasonable measures for the security of the Building and its occupants (provided that Landlord shall have no obligation to provide any such security unless required by law); (e) during any renewal or extension term to relocate the Premises to another location of substantially equivalent size and location in the Building upon not less than sixty (60) days prior written notice provided such relocation does not increase the Minimum Monthly Rent or other costs payable by Tenant under this Lease; and (f) to temporarily block off parking spaces for maintenance or construction purposes. If Landlord elects under (e) above to move Tenant, the suite into which Tenant is re-located shall have substantially similar leasehold improvements as were in the original Premises and Landlord will pay Tenant's reasonable costs of moving to the new location, including incidental costs such as reprinting existing stock of stationery and new signage, but Landlord will have no other liability to Tenant with respect to the relocation. Tenant shall be required to move into the relocation premises no later than thirty (30) days following the date of Landlord's relocation notice.

ARTICLE 16. QUIET ENJOYMENT

Landlord agrees that, provided a default by Tenant has not occurred, Landlord will do nothing that will prevent Tenant from quietly enjoying and occupying the Premises during the Lease Term. Tenant agrees this Lease is subordinate to the Rules and Regulations described in Article 14, and the Parking Rules and Regulations described in Article 6.

ARTICLE 17. MAINTENANCE AND REPAIR

17.1 Landlord shall, subject to reimbursement for Operating Costs, keep and maintain in good repair and working order, subject to reasonable wear and tear: (1) structural elements of the Building; (2) standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building generally, together with air filters provided by Landlord for the HVAC serving the Premises, if any and standard light fixtures provided by Landlord to the Premises, if any; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building, reasonable wear and tear excepted. Tenant waives all rights to make repairs at the expense of Landlord. If Landlord would be required to perform any maintenance or make any repairs because of: (a) modifications to the roof, walls, foundation, and floor of the Building from that set forth in Landlord's plans and specifications which are required by Tenant's design for improvements, alterations and additions; (b) installation of Tenant's improvements, fixtures, or equipment; (c) a negligent or wrongful act of Tenant or Tenant's Permittees; or, (d) Tenant's failure to perform any of Tenant's obligations under this Lease, Landlord may perform the maintenance or repairs and Tenant shall pay Landlord the cost thereof.

17.2 Tenant agrees to: (a) pay Landlord's cost of maintenance and repair, including additional janitorial costs of any non-building standard improvements and non-building standard materials and finishes as additional rent hereunder; (b) repair or replace all ceiling and wall finishes (including painting) and floor or window coverings which require repair or replacement during the Lease Term, at Tenant's sole cost; and (c) at Tenant's sole cost, maintain and repair interior partitions; doors; electronic, phone and data cabling and related equipment that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building or Project; supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; phone rooms used exclusively by Tenant; alterations performed by contractors retained by or on behalf of Tenant; and all of Tenant's furnishings, trade fixtures, equipment and inventory.

17.3 Notwithstanding anything in this Lease to the contrary, to the extent the terms and provisions of Article 22 conflict with, or are inconsistent with, the terms and provisions of this Article 17, the terms and provisions of Article 22 shall control. Tenant shall take all reasonable precautions to insure that the Premises are not subjected to excessive wear and tear, i.e. chair pads should be utilized by Tenant to protect carpeting. Tenant shall be responsible for touch-up painting in the Premises throughout the Lease Term.

ARTICLE 18. UTILITIES AND JANITORIAL SERVICES

Landlord agrees to furnish to the Premises during normal Building Hours as defined in Section 1.1, and subject to the Rules and Regulations, electricity suitable for general office use of the Premises, heat and air conditioning required in Landlord's judgment for normal use and occupation of the Premises, and during such hours as determined by Landlord, janitorial services for the Premises and Common Areas. Landlord further agrees to furnish hot and cold water to those areas provided for general use of all tenants in the Building. Landlord will use diligent efforts to provide continuous elevator service for the Building. If Tenant shall require electric current, water, heating, cooling, or air outside of normal Building Hours or which will result in excess consumption of such utilities or services, Tenant shall first obtain the written consent of Landlord to the use thereof. If, in Landlord's reasonable discretion, Tenant consumes any utilities or services in excess of the normal consumption of such utilities and services for general office use or outside of normal Building Hours, Tenant agrees to pay Landlord for the cost of such excess consumption of utilities or services as additional rent, upon receipt of a statement of such costs from Landlord, at the same time as payment of the Minimum Monthly Rent is made. Landlord shall have the right to

install separate electrical meters, at Landlord's expense, to measure excess consumption or establish another basis for determining the amount of excess consumption of electrical current. Further, Landlord shall have the right to install electronic HVAC over-time hour meters for Tenant's convenience. These meters shall be used, in part, by Landlord to determine Tenant's excess HVAC consumption for purposes of billing Tenant for such excess charges. If Tenant desires HVAC at a time other than Building Hours: (i) Tenant shall give Landlord such prior notice as Landlord shall from time to time establish as appropriate of Tenant's desired use; (ii) Landlord shall supply such after-hours HVAC to Tenant at such hourly costs to Tenant as Landlord shall from time to time establish; and (iii) Tenant shall pay such cost as additional rent within ten (10) days after billing. Landlord shall not be liable for damages nor shall rent or other charges abate in the event of any failure or interruption of any utility or service supplied to the Premises, Building or Project by a regulated utility or municipality, or any failure of a Building system supplying any such service to the Premises (provided Landlord uses diligent efforts to repair or restore the same) and no such failure or interruption shall entitle Tenant to abate rent or terminate this Lease.

ARTICLE 19. ENTRY AND INSPECTION

Landlord shall have the right to enter into the Premises at reasonable times for the purpose of inspecting the Premises and reserves the right, during the last twelve months of the term of the Lease, to show the Premises at reasonable times to prospective tenants. Landlord shall be permitted to take any action under this Article without causing any abatement of rent or liability to Tenant for any loss of occupation or quiet enjoyment of the Premises, nor shall such action by Landlord be deemed an actual or constructive eviction.

ARTICLE 20. ACCEPTANCE OF THE PREMISES/LIABILITY INSURANCE

20.1 All personal property and fixtures belonging to Tenant shall be placed and remain on the Premises at Tenant's sole risk. Upon taking possession of the Premises and thereafter during the Lease Term, the Tenant shall, at Tenant's sole cost and expense, maintain insurance coverage with limits not less than the following: (a) Worker's Compensation Insurance, minimum limit as defined by applicable laws; (b) Employer's Liability Insurance, minimum limit $5,000,000; (c) Commercial General Liability Insurance, Bodily Injury/Property, Damage Insurance (including the following coverages: Premises/Operations, Independent Contractors, Broad Form Contractual in support of the indemnification obligations of Tenant under this Lease, and Bodily and Personal Injury Liability), minimum combined single limit $5,000,000, which shall apply on a per location basis; (d) Automobile Liability Insurance, minimum limit $5,000,000; and (e) terrorism coverage. All such policies shall include a waiver of subrogation in favor of Landlord and shall name Landlord; Landlord's property management company, the Fund, and such other party or parties as Landlord may require as additional insureds. Tenant's insurance shall be primary, with any insurance maintained by Landlord to be considered excess. Tenant's insurance shall be maintained with an insurance company qualified to do business in the State of Colorado and having a current A.M. Best manual rating of at least A-X or better. Before entry into the Premises and before expiration of any policy, evidence of these coverages represented by Certificates of Insurance issued by the insurance carrier must be furnished to Landlord. Certificates of Insurance should specify the additional insured status, the waiver of subrogation, and that such insurance is primary, and any insurance by Landlord is excess. The Certificate of Insurance shall state that Landlord will be notified in writing thirty (30) days before cancellation, material change, or non-renewal of insurance.

20.2 During the entire Lease Term, Landlord agrees to maintain public liability insurance in such forms and amounts as Landlord shall determine. The cost of the insurance obtained under this Section 20.2 shall be an Operating Cost under Article 5 of this Lease.

ARTICLE 21. CASUALTY INSURANCE

21.1 Tenant shall maintain fire and extended coverage insurance (full replacement value) with a business interruption and extra expense endorsements, on personal property and trade fixtures owned or used by Tenant.

21.2 Landlord shall maintain property insurance for the Building's replacement value, less a commercially reasonable deductible if Landlord so chooses including endorsements as determined by Landlord throughout the Lease Term on the Building (excluding Tenant's trade fixtures and personal property). At Landlord's option, the policy of insurance may include a business interruption insurance endorsement for loss of rents. The cost of the insurance obtained under this Section 21.2 shall be an Operating Cost under Article 5 of this Lease.

ARTICLE 22. DAMAGE AND DESTRUCTION OF PREMISES

22.1 If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

22.2 If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after Landlord's receipt of all necessary permits for the reconstruction of the Premises (the "Repair Period"), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

22.3 If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term; (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

22.4 If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements Landlord shall not be required to repair or replace any alterations, Project Work or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant's sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord's obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Article 22, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements, Project Work and betterments in the Premises.

22.5 If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord's repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless Tenant or a Tenant Permittee caused such damage, in which case, Tenant shall continue to pay Minimum Monthly Rent and all other rent without abatement and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Premises or the Building caused thereby to the extent that costs and expense is not covered by insurance proceeds.

ARTICLE 23. EMINENT DOMAIN

23.1 If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking.

23.2 If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

23.3 If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in Section 22.5.

23.4 If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

ARTICLE 24. ASSIGNMENT AND SUBLETTING

Tenant agrees not to assign, mortgage, or pledge this Lease, and shall not sublet the Premises without Landlord's prior written consent, which shall not be unreasonably withheld if Landlord does not elect to terminate this Lease as provided herein. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee's use is not suitable for the Building considering the business of the other tenants and the Building's prestige, or would result in a violation of another tenant's rights; (3) the proposed transferee is a governmental agency or occupant of the Project; (4) Tenant is in default after the expiration of the notice and cure periods in this Lease; (5) any portion of the Premises or Building would likely become subject to additional or different laws as a consequence of the proposed assignment or subletting; (6) the proposed transferee will not use the Premises for the Permitted Use (thus, excluding without limitation, uses for credit processing and telemarketing) or will use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project or Complex, as applicable; or (7) the proposed transferee would use the Premises, Project or Complex in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Project or Complex. Tenant shall not be entitled to receive any monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed sublease or assignment and Tenant's sole remedy shall be an action to enforce any provision through specific performance or declaratory judgment. Any attempted sublease or assignment in violation of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more subleases or assignments shall not operate as a waiver of Landlord's rights to approve any subsequent subleases or assignments. Any assignment or subletting hereunder shall not release or discharge Tenant of or from any liability under this Lease, and Tenant shall continue to be fully liable thereunder. As part of its request for Landlord's consent to a sublease or assignment, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed sublease, assignment and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within thirty (30) days of its receipt of the required information and documentation, either: (1) consent to the sublease or assignment by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the sublease or assignment in writing; or (2) exercise its right to terminate this Lease with respect to the portion of the Premises that Tenant is proposing to sublease or assign. Any such termination by Landlord shall be effective on the proposed effective date the sublease or assignment for which Tenant requested consent. Landlord's failure to respond to Tenant's request for consent within the thirty (30) day window set forth above shall conclusively mean the Landlord does not consent to the proposed transfer. If Tenant shall assign or sublet the Lease or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act Tenant

proposes to do, then Tenant shall pay Landlord's reasonable costs and expenses incurred in connection therewith, including attorneys', architects', engineers' or other consultants' fees, which fee shall be no less than $500.00. Consent by Landlord to one assignment, subletting, occupation, or use by another person shall not be deemed to be consent to any subsequent assignment, subletting, occupation, or use by another person. Tenant shall pay fifty percent (50%) of all rent and other consideration which Tenant receives as a result of a sublease or assignment that is excess of the Rent payable to Landlord for the portion of the Premises and Lease Term covered by the sublease or assignment. Tenant shall pay Landlord for Landlord's share of any excess within thirty (30) days after Tenant's receipt of such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the sublease or assignment (other than Landlord's costs and expenses), including brokerage fees, legal fees and construction costs. If Tenant is a corporation, an unincorporated association or a partnership, unless listed on a national stock exchange, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of fifty percent (50%) shall be deemed an assignment of this Lease. Tenant agrees to immediately notify Landlord in writing of any change in its ownership.

ARTICLE 25. SALE OF PREMISES BY LANDLORD

In the event of any sale of the Building or the property upon which the Building is located or any assignment of this Lease by Landlord (or a successor in title), the assignee or purchaser shall be deemed, without any further agreement between the parties, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease, and shall be substituted as Landlord for all purposes from and after the sale or assignment: and Landlord (or such successor) shall automatically be entirely freed and relieved of all liability under any and all of Landlord's covenants and obligations contained in this Lease or arising out of any act, occurrence, or omission occurring after such sale or assignment.

ARTICLE 26. SUBORDINATION/ATTORNMENT/MODIFICATION/ASSIGNMENT

Tenant's interest under this Lease is subordinate to all terms of and all liens and interests arising under any ground lease, deed of trust, or mortgage now or hereafter placed on the Landlord's interest in the Premises, the Building, or the Project. Tenant consents to an assignment of Landlord's interest in this Lease to Landlord's lender as required under such financing. If the Premises or the Building is sold as a result of a default under the mortgage, or pursuant to a transfer in lieu of foreclosure, Tenant shall, at the mortgagee's, purchaser's or ground lessor's sole election, attorn to the mortgagee or purchaser. This Article is self-operative. However, Tenant agrees to execute and deliver, if Landlord, any deed of trust holder, mortgagee, or purchaser should so request, such further instruments necessary to subordinate this Lease to a lien of any mortgage or deed of trust, to acknowledge the consent to assignment and to affirm the attornment provisions set forth herein. Landlord agrees to use commercially reasonable efforts to obtain a subordination and non-disturbance agreement from any Landlord's mortgagee on such mortgagee's then-current form.

ARTICLE 27. LANDLORD'S DEFAULT AND RIGHT TO CURE

Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion.

ARTICLE 28. ESTOPPEL CERTIFICATES

Tenant agrees at any time and from time to time upon request by Landlord, to execute, acknowledge, and deliver to Landlord, within ten (10) calendar days after demand by Landlord, a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force

and effect as modified and stating such modifications), (b) the dates to which the Minimum Monthly Rent and other rent and charges have been paid in advance, if any, (c) Tenant's acceptance and possession of the Premises, (d) the commencement of the Lease Term, (e) the rent provided under the Lease, (f) that Landlord is not in default under this Lease (or if Tenant claims such default, the nature thereof), (g) that Tenant claims no offsets against the rent, and (h) such other information as may be requested with respect to the provisions of this Lease or the tenancy created by this Lease. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance.

ARTICLE 29. TENANT'S DEFAULT AND LANDLORD'S REMEDIES

29.1 Tenant will be in default under the Lease if any of the following occurs, and same shall be deemed an "Event of Default":

(a) If Tenant fails to pay the Minimum Monthly Rent or make any other payment required by the Lease within three (3) working days after Landlord sends Tenant a written notice or demand for payment (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to the Colorado statutory requirements for forcible entry and detainer or similar action for possession of the Premises).

(b) If Tenant assigns the Lease or mortgages its interest in the Lease or sublets any part of the Premises without first obtaining Landlord's written consent, as required by Article 24.

(c) If Tenant abandons the Premises, or ceases to operate its business on the Premises, or becomes bankrupt or insolvent, or makes any general assignment of all or a substantial part of its property for the benefit of creditors, or if a receiver is appointed to operate Tenant's business or to take possession of all or a substantial part of Tenant's property.

(d) If a lien attaches to the Lease or to Tenant's interest in the Premises, and Tenant fails to post a bond or other security or to have the lien released within ten (10) days of its notification thereof, or if a mortgagee institutes proceedings to foreclose its mortgage against Tenant's leasehold interest or other property and Tenant fails to have the foreclosure proceedings dismissed within ten (10) calendar days after the entry of any judgment or order declaring the mortgage to be valid and Tenant to be in default on the obligation secured thereby, or directing enforcement of the mortgage.

(e) If Tenant fails to maintain any of the insurance as required by the Lease.

(f) If Tenant breaches any other provision of the Lease and fails to cure the breach within fifteen (15) days after Landlord sends it written notice of the breach, or if the breach cannot be cured within fifteen (15) days, then if Tenant does not proceed with reasonable diligence to cure the breach within such additional time as may be reasonably necessary under the circumstances, not to exceed sixty (60) days.

29.2 If Tenant is in default, then Landlord may take any one or more of the following actions:

(a) Landlord may re-enter and take possession of all or any part of the Premises and remove Tenant and any person claiming under Tenant from the Premises, using reasonable force, if necessary, and without committing a trespass or becoming liable for any loss or damage that may be occasioned thereby. Landlord may also change the locks to the Premises without notice at Tenant's expense. Re-entry and possession of the Premises will not by themselves terminate the Lease.

(b) Landlord may remove any property, including fixtures, from the Premises and store the same at Tenant's expense in a warehouse or any other location, or Landlord may lease the property on the Premises pending sale or other disposition. If Landlord leaves the property on the Premises or stores it at another location owned or controlled by Landlord, then Landlord may charge Tenant a reasonable fee for storing and handling the property comparable to what Landlord would have had to pay to a third party for such services. Landlord will not be liable under any circumstance to Tenant or to anyone else for any damage to the property. Landlord may proceed to sell Tenant's property, which shall be sold in accordance with the laws of the state in which the Premises are located.

(c) Landlord may collect any rents or other payments that become due from any subtenant, concessionaire or licensee, and may in its own name or in Tenant's name bring suit for such amounts, and settle any claims therefore, without approving the terms of the sublease or Tenant's agreement with the concessionaire or licensee and without prejudice to Landlord's right to terminate the sublease or agreement without cause and remove the subtenant, concessionaire or licensee from the Premises.

(d) Landlord may appoint, or have appointed through appropriate court proceedings, a receiver to take possession of the Premises and operate Tenant's business in accordance with the terms of the Lease, with full power to exercise all rights and privileges Tenant has under the Lease, including the power to collect the income and pay the expenses of the business, or with such limited powers as Landlord or the court appointing the receiver may deem advisable. The receiver will not be required to post any bond, and will be entitled to obtain insurance to protect itself against any liability from his errors and omissions or otherwise arising in the course of performing his duties. The fees and expenses of the receiver, including the cost of any errors and omissions or liability insurance, will be charged to Tenant.

(e) Landlord may relet the Premises at whatever rent and on whatever terms and conditions it deems advisable. The term of any new lease may be shorter or longer than the remaining term of this Lease. In reletting the Premises, Landlord may make any alterations or repairs to the Premises it feels necessary or desirable; may subdivide the Premises into more than one unit and lease each portion separately; may sell Tenant's improvements, fixtures and other property located on the Premises to the new tenant, or include such improvements, fixtures and property as part of the Premises without additional cost; may advertise the Premises for sale or lease; may hire brokers or other agents; and, may do anything else it deems necessary or helpful in reletting the Premises. Tenant will be liable to Landlord for all costs and expenses of the reletting including but not limited to rental concessions to the new tenant, broker's commissions and tenant improvements, and will remain liable for the Minimum Monthly Rent and all other charges arising under the Lease, less any income received from the new tenant, unless the Lease is terminated as set forth below. In the event an existing tenant of the project is moved into the Premises, Tenant will be liable for the damages suffered by Landlord (as calculated herein) as the result of the vacancy of the premises occupied by the existing tenant.

(f) Landlord may terminate the Lease at any time after Tenant defaults by sending a written notice to Tenant expressly stating that the Lease is being terminated. Termination will be effective on the date of the notice or on any other date set forth in the notice. Until Landlord sends Tenant such a notice, the Lease will remain in full force and effect, and Tenant will remain liable for paying the Minimum Monthly Rent and other charges that come due under the Lease and for performing all other terms and conditions of the Lease. No other action by Landlord, including repossession of the Premises, removing or selling Tenant's separate property, reletting the Premises, or filing suit for possession or for damages, will terminate the Lease or release Tenant from its continuing liability for complying with the terms and conditions.

(g) Landlord may recover from Tenant all actual costs and expenses Landlord incurs as a direct consequence of Tenant's breach, including the cost of storing and selling Tenant's property, reletting the Premises, and bringing suit against Tenant for possession or damages. If in the future, during this initial term or any renewal or extension term, Landlord made or paid for any improvements to the Premises, or granted Tenant any improvement allowance or credit against the Minimum Monthly Rent or other charges due hereunder for Tenant's improvements, then Landlord shall also be entitled to recover the unamortized portion of the cost of such improvements or the amount of such allowance or credit, determined by multiplying the total amount of such cost or allowance or credit by a fraction, the denominator of which is the total number of months of the initial Lease Term and the numerator of which is the number of months of the Lease Term remaining at the time of Tenant's default. Also, if the Lease provides for any months for which no Minimum Monthly Rent or a reduced Minimum Monthly Rent is payable, or for any other rent concession to Tenant, then, upon default, Tenant shall become liable for the full amount of the Minimum Monthly Rent (or other rent concession), plus applicable taxes, for such months, and Landlord shall be entitled to recover as additional rent the amount that would have been payable by Tenant for such months if the Minimum Monthly Rent provided for herein had been payable by Tenant throughout the entire Lease Term. Unless Landlord terminates the Lease, Tenant will also remain liable for any difference between the Minimum Monthly Rent and other charges called for by the Lease and the rent and other charges collected by Landlord from any new tenant. For any month in which Landlord collects less from a successor tenant than is payable under this Lease, Landlord may demand that Tenant immediately make up the difference, and Landlord may bring suit against Tenant if Tenant fails to do so. If Landlord does terminate the Lease, then Tenant will no longer be liable on a continuing monthly basis for the Minimum Monthly Rent and other charges that would have become due under the Lease thereafter, but Tenant will remain liable for all sums accrued under the Lease to the date of termination, as well as for all costs and expenses incurred by Landlord, and any other damages sustained by Landlord, as a consequence of Tenant's breach. Also Landlord may recover from Tenant the greater of (i) one year's Rent or (ii) the difference between the present value at the date of termination to the end of the Lease Term and the present value of the Minimum Monthly Rent and other charges Landlord could have obtained if Landlord had rented the Premises for the same period at its fair rental value at the end of termination. The present value of the amounts referred to in the preceding sentence shall be computed using a discount rate equal to the prime rate charged by Wells Fargo Bank (or its successor) at the date of termination.

(h) Landlord may sue Tenant for possession of the Premises, for damages for breach of the Lease, and for other appropriate relief, either in the same or in separate actions. Landlord may recover all costs and expenses it incurs in any such suit, including reasonable attorneys' fees.

(i) Landlord may exercise any other right or remedy available at law or in equity for breach of contract, damages or other appropriate relief. The rights and remedies described herein are cumulative, and Landlord's exercise of any one right will not preclude the simultaneous exercise of any other right or remedy.

29.3 Intentionally Deleted.

ARTICLE 30. TENANT'S RECOURSE

Anything in this Lease to the contrary notwithstanding, Tenant agrees to look solely to the estate and property of Landlord in the Building and the Project, subject to prior rights of any ground lessor, mortgagee, or deed of trust of the Building and the Project or any part thereof, for the collection of any judgment requiring the payment of money by Landlord in the event of any default by Landlord under this Lease. Tenant agrees that it is prohibited from using any other procedures for the satisfaction of Tenants' remedies. Neither Landlord nor any of its respective officers, directors, employees, heirs, successors, or assigns, shall have any personal liability of any kind or nature, directly or indirectly, under or in connection with this Lease.

ARTICLE 31. HOLDING OVER

Subject to prior written consent by Landlord, if Tenant holds over after the Expiration Date, or any extension thereof, Tenant shall be a tenant at sufferance, the Minimum Monthly Rent shall be increased to 150% of the then current lease rate at the Building or the Tenant's lease rate at the time the Lease expired, whichever is higher, plus any amounts due under Article 5, which shall be payable in advance on the first day of such holdover period and on the first day of each month thereafter. If Landlord gives its express written consent to a holdover by Tenant, Tenant will be considered to be on a month-to-month basis during such holdover period.

ARTICLE 32. GENERAL PROVISIONS

32.1 This Lease is construed in accordance with the laws of the state in which the Premises are located.

32.2 If Tenant is composed of more than one person or entity, then the obligations of such entities or parties are joint and several.

32.3 If any term, condition, covenant, or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, conditions, covenants, and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

32.4 The various headings and numbers herein and the grouping of the provisions of this Lease into separate articles and sections are for the purpose of convenience only and are not be considered a part hereof.

32.5 Time is of the essence of this Lease.

32.6 Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war (declared or undeclared), acts of terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

32.7 In the event either party initiates legal proceedings or retains an attorney to enforce any right or obligation under this Lease or to obtain relief for the breach of any covenant hereof, the party ultimately prevailing in such proceedings or the non-defaulting party shall be entitled to recover all costs and reasonable attorneys' fees.

32.8 This Lease, and any Exhibit or Addendum attached hereto, sets forth all the terms, conditions, covenants, provisions, promises, agreements, and undertakings, either oral or written, between the Landlord and Tenant. No subsequent alteration, amendment, change, or addition to this Lease is binding upon Landlord or Tenant unless reduced to writing and signed by both parties.

32.9 Subject to Article 24, the covenants herein contained shall apply to and bind the heirs, successors, executors, personal representatives, legal representatives, administrators, and assigns of all the parties hereto.

32.10 No term, condition, covenant, or provision of this Lease shall be waived except by written waiver of Landlord, and the forbearance or indulgence by Landlord in any regard whatsoever shall not constitute a waiver of the term, condition, covenant, or provision to be performed by Tenant to which the same shall apply, and until complete performance by Tenant of such term, condition, covenant, or provision, Landlord shall be entitled to invoke any remedy available under this Lease or by law despite such forbearance or indulgence. The waiver by Landlord of any breach or term, condition, covenant, or provision hereof shall apply to and be limited to the specific instance involved and shall not be deemed to apply to any other

instance or to any subsequent breach of the same or any other term, condition, covenant, or provision hereof. Acceptance of rent by Landlord during a period in which Tenant is in default in any respect other than payment of rent shall not be deemed a waiver of the other default. Any payment made in arrears shall be credited to the oldest amount outstanding and no contrary application will waive this right.

32.11 The use of a singular term in this Lease shall include the plural and the use of the masculine, feminine, or neuter genders shall include all others.

32.12 Landlord's submission of a copy of this Lease form to any person, including Tenant, shall not be deemed to be an offer to lease or the creation of a lease unless and until this Lease has been fully signed and delivered by Landlord.

32.13 Every term, condition, covenant, and provision of this Lease, having been negotiated in detail and at arm's length by both parties, shall be construed simply according to its fair meaning and not strictly for or against Landlord or Tenant.

32.14 If the time for the performance of any obligation under this Lease expires on a Saturday, Sunday, or legal holiday, the time for performance shall be extended to the next succeeding day which is not a Saturday, Sunday, or legal holiday.

32.15 If requested by Landlord, Tenant shall execute written documentation with signatures acknowledged by a notary public, to evidence when and if Landlord or Tenant has met certain obligations under this Lease.

32.16 Upon an Event of Default Landlord may, at its sole election, revoke any signage rights granted hereunder and order the removal of any such signage at Tenant's sole cost and expense. The Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached. If Tenant fails to do so, or if Tenant fails to remove any signage upon Landlord's order, Landlord may have the sign removed and the cost of removal plus fifteen percent (15%) as an administrative fee shall be payable by Tenant within ten (10) days of invoice.

ARTICLE 33. NOTICES

Wherever in this Lease it is required or permitted that notice or demand be given or served by either party to or on the other, such notice or demand shall be in writing and shall be given or served and shall not be deemed to have been duly given or served unless (a) in writing; (b) either (1) delivered personally, (2) deposited with the United States Postal Service, as registered or certified mail, return receipt requested, bearing adequate postage, or (3) sent by overnight express courier (including, without limitation, Federal Express, DHL Worldwide Express, Airborne Express, United States Postal Service Express Mail) with a request that the addressee sign a receipt evidencing delivery; and (c) addressed to the party at its address in Section 1.1. Either party may change such address by written notice to the other. Service of any notice or demand shall be deemed completed forty-eight (48) hours after deposit thereof, if deposited with the United States Postal Service, or upon receipt if delivered by overnight courier or in person.

ARTICLE 34. BROKER'S COMMISSIONS

Tenant represents and warrants that it has had no dealing with any broker or agent in connection with the negotiation or execution of this Lease except Lincoln Property Company Commercial, which has acted as Landlord's leasing agent and Newmark Knight Frank Frederick Ross ("Tenant's Broker"), which has acted as Tenant's broker and which shall be paid a commission by Landlord pursuant to a separate agreement. Tenant represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with this Lease (excepting commissions or fees approved or authorized in writing by Landlord). Tenant shall indemnify, defend and hold Landlord harmless for, from and against all costs, expenses, attorneys' fees, liens and other liability for commissions

or other compensation claimed by any broker or agent claiming the same by, through or under Tenant. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

ARTICLE 35. INDEMNIFICATION/WAIVER OF SUBROGATION

35.1 Tenant shall indemnify, defend, and hold Landlord, its property manager, the Fund, any subsidiary or affiliate of the foregoing, and their respective officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents harmless against all Claims (as defined below) and costs incurred by Landlord arising from: (a) any act or omission of Tenant or Tenant's Permittees which results in personal injury, loss of life, or property damage sustained in and about the Premises, the Building, or the Project; (b) attachment or discharge of a lien upon the Premises, the Building, or the Project; (c) Tenant's and Tenant's Permittees' use, generation, storage, release, threatened release, discharge, disposal, or presence of Hazardous Materials on, under, or about the Premises, the Building, or the Project; (d) any default of Tenant under this Lease; and (e) any claims for brokerage commissions or finder's fees in connection with this Lease (excepting commissions or fees authorized in writing by Landlord). As used in this Lease, "Claims" means any claim, suit, proceeding, action, cause of action, responsibility, demand, judgment and execution, and attorneys' fees and costs related thereto or arising therefrom.

35.2 Tenant hereby releases, discharges, and waives any right of recovery from Landlord, the Fund, and Landlord's agents, directors, officers, and employees, and Landlord hereby releases, discharges, and waives any right of recovery from Tenant and Tenant's Permittees, from all Claims, liabilities, losses, damages, expenses, or attorneys' fees and costs incurred arising from or caused by any peril required to be covered by insurance obtained by Landlord or Tenant under this Lease, or covered by insurance in connection with (a) property on the Premises, the Building, or the Project; (b) activities conducted on the Premises, the Building, or the Project; and (c) obligations to indemnify under this Lease, regardless of the cause of the damage or loss. Landlord and Tenant shall give their respective insurance carriers notice of these waivers and shall secure an endorsement from each carrier to the effect that the waivers given in this Article 35 shall not adversely affect or impair the policies of insurance or prejudice the right of the named insured on the policy to recover thereunder. These waivers apply only to the extent such Claims, liabilities, losses, damages, expenses, or attorneys' fees are covered by insurance required pursuant to this Lease.

35.3 Notwithstanding anything in this Lease to the contrary, Landlord shall not be responsible or liable to Tenant for any Claims for loss or damage caused by the acts or omissions of any persons occupying any space elsewhere in the Building.

ARTICLE 36. WAIVER OF TRIAL BY JURY

Landlord and Tenant waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease or the use and occupancy of the Premises. This Waiver is knowingly, intentionally and voluntarily made by Tenant, and Tenant acknowledges that neither Landlord or any person acting on behalf of Landlord has made any representations of fact to induce this Waiver of Trial by Jury or in any way to modify or nullify its effect. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this Waiver by independent legal counsel, selected of its own free will, and that Tenant has had the opportunity to discuss this Waiver with counsel. Tenant further acknowledges that it has read and understands the meaning and ramifications of this Waiver provision, as evidenced by its signature below.

ARTICLE 37. USA PATRIOT ACT AND ANTI-TERRORISM LAWS

37.1 Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the "Anti-Terrorism Laws"), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten

to Commit, or Support Terrorism (the "Executive Order") and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "USA Patriot Act").

37.2 Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a "Prohibited Person," which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support "terrorism" as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a "specially designated national and blocked person" on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above.

37.3 At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant's compliance with this Section 37.

ARTICLE 38. ADDITIONAL PROVISIONS

OSHA Regulations. Tenant acknowledges that it has been notified of the presence or potential presence of asbestos-containing materials ("**ACM**") and materials designated by the Occupational Safety and Health Administration ("**OSHA**") as presumed asbestos-containing materials ("**PACM**") located in the Premises, the Building or the Complex. The following materials must, in accordance with OSHA regulations, be treated as PACM: any thermal system insulation and surfacing material that is sprayed on, troweled on, or applied in some other manner, as well as any resilient flooring material installed in 1980 or earlier. Upon written request by Tenant, Landlord shall provide Tenant with copies of any information pertaining to ACM or PACM in Landlord's files.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Lease as of the day and year first above written.

LANDLORD

LINCOLN ASB COLORADO CENTER, LLC, a Delaware limited liability company

By: Lincoln - Colorado Center LLC, its managing member

By: Lincoln Non-Member Manager, Inc., its manager

By: [signature]
Name: R. Scott Caldwell
Title: SR VP

Date: 11/15/12

TENANT

GOLD RESOURCE CORPORATION,
a Colorado corporation

By: [signature]

Its: CFO

Date: Nov 15, 2012

ATTEST:

By: ____________________

Its: ____________________

Date: ____________________

EXHIBIT "A"

PREMISES


CONFERENCE
OFFICE
RECEPTION
OFFICE
OFFICE
OFFICE
BREAK ROOM/ STORAGE
OFFICE
OFFICE

Suite 10200 - 2,502 RSF

EXHIBIT "B"

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building. Bicycles shall not be permitted in the offices, halls, corridors stairways, corridors and elevators of the Building. An exterior bicycle rack shall be provided by Landlord for tenant and guest use.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No sign, picture, advertisements, notices, name notice or other object shall be displayed or affixed off or to any part of the outside or inside of the Building (including all common areas mid facilities in the Building or the tenant's lease premises (including the window sills) which is visible from outside of the tenant's leased premises without the prior written consent of Landlord and Landlord shall have the right to remove any object without notice to and at the expense of Tenant. Any signage permitted by Landlord, upon an event of default by tenant, may, at Landlord's sole election, be ordered removed from the Building and/or tenant's premises, as the case may be. The directory of the Building will be provided exclusively for the display of the name and location of Tenant only and Landlord reserves the right to include or exclude any others therefrom.

4. Landlord may retain a passkey to the Premises. Tenant shall not alter any lock or install a new lock or deadbolt on any door of the Premises without the prior written consent of Landlord. Tenant shall not duplicate keys provided by Landlord. Additional keys shall be provided to Tenant by Landlord at Tenant's sole expense. Loss and replacement of a card access key for Tenant or Tenant's employees shall be provided by Landlord at a charge of $10.00 each. If the card is found, no refund will be issued by Landlord, tenant shall upon termination of the Lease or of Tenant's possession, surrender all card access keys to the Premises to Landlord. Tenant may be assessed $10.00 for each card access key not surrendered to Landlord. Tenant shall notify Landlord of each employee no longer in their employ in order to reprogram access to the Building. Landlord will provide to Tenant passkeys to the Premises upon commencement of the Lease.

5. If the Building is multi-tenant, movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. If any Tenant desires to place in the Building any unusually heavy equipment including large files, safes and electronic data processing equipment shall first obtain written approval of Landlord for such placement within the Building including the location and the use of the Building elevators. The Landlord shall have the power to prescribe the weight and position of any equipment that may exceed the weight load limits for the building structure. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

7. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing eye and hearing dogs) shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

8. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant odors in the Building or otherwise interfere in any way with other tenants or persons having business with them. No noise, including the playing of musical instruments, radio or television, which, in the judgment of the Landlord, might disturb other tenants in the Building, shall be made or permitted by any Tenants, and no cooking shall be done in the Premises or the Building except as expressly approved by Landlord. All electrical equipment used by Tenants shall be U.L. approved. Nothing shall be done or permitted in Tenant's Premises, and nothing shall be brought into or kept in the Premises which would impair or interfere with any of the Building set-vices or the proper and economic heating cooling, cleaning or other servicing of the Building or the Premises or the use or enjoyment by any other Tenant within the Building. Tenant may have a microwave oven in its suite.

9. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

10. Tenant shall permit the janitor, who shall be bonded, contracted and approved by Landlord, to clean their Premises. Landlord shall not be responsible for lost or stolen personal property, equipment, jewelry, money or any article taken from the Premises or Building, regardless of how or when loss occurs when the area is locked against entry or not. In the event Tenant must dispose of boxes, etc. which will not fit into office wastepaper baskets, Tenant shall clearly mark them "TRASH" Tenant shall not leave any refuse in the public corridors or other areas of the Building for disposal. Janitorial service shall be provided five (5) nights per week except For Building recognized holidays and shall include ordinary dusting and cleaning. Services shall not include cleaning of carpets or rugs, and other special services which can be provided by Landlord at Tenant's expense.

11. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, other than those used for Tenant's employees.

12. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like, and shall not do any act tending to injure the reputation of the Building or the Premises.

13. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

14. Smoking is **not** allowed in the interior of the Building nor at the entries/exits at the exterior of the Building. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building. Nor shall the tenant permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

15. Canvassing, soliciting or peddling in or about the Premises or the Property is prohibited and Tenant shall cooperate to prevent same.

16. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of the Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building, or causes or creates a public nuisance.

17. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of tenant except as Tenant's business address without the prior written consent of Landlord.

18. Tenant shall not have access to the roof of the Building, nor make any installations upon or through the roof, walls or plenums of the Building without prior written consent of the Landlord. If any tenant desires radio signal, communication antenna satellite dish, alarm or other utility or service connection installed or changed, such work shall be done at the expense of Tenant, with prior written lien consent it by Landlord. Landlord reserves the right to disconnect any such installation when, in Landlord's opinion, such installation apparatus interferes with the proper operation of the Building or systems within the Building.

19. Tenant shall not permit any contractor or other person to perform any Project Work or make any alterations, additions, repairs or installations within the Premises nor to use life hallways, lobbies or corridors as storage or work areas without the prior approval of Landlord Tenant shall use Building approved contractors through the services of the Landlord unless otherwise agreed to in writing.

20. All large supplies, goods, materials, packages, equipment furniture and all such items of every kind are to be delivered through the dock and to the Tenant's space through the freight elevator only. All such items moved in or out of the Building shall be done at such time and in such manner as designed by Landlord. All hand trucks shall be equipped with rubber tires only.

21. Tenant agrees to use chair pads to be furnished by Tenant under all rolling and ordinary desk chairs in the carpeted areas throughout the Premises.

22. Tenant shall give Landlord prompt notice of all accidents to or problems with air conditioning, heating venting, plumbing or electrical equipment in their Premises or common areas of the Building. All plumbing fixtures, including, but not limited to water closets, waste lines, sinks and dishwashers installed within the Tenant Premises shall be the responsibility of the Tenant after any and all warranty periods; however, Landlord shall repair at Tenant's sole expense.

23. Landlord reserves the right by written notice to Tenant to rescind, modify or waive any rule or regulation at any time prescribed for the Building when, in Landlord's reasonable judgment it is necessary, desirable or proper for the best interest or the Building and its Tenants.

EXHIBIT "C"

PARKING RULES AND REGULATIONS

A. During the initial Term of this Lease, Tenant shall have the right to use NINE (9) unassigned parking spaces (the "Unassigned Spaces") consisting of NINE (9) spaces located in the Tower One parking structure constructed at the Complex, on the terms and conditions contained herein. The rights of Tenant to the Unassigned Spaces as granted by Landlord shall be referred to as the "Parking Privileges".

B. Tenant's right to the Parking Privileges shall commence at the commencement of the Term or on the date Tenant takes possession of the Premises for the purpose of conducting its usual business therein and shall continue for the initial Term of the Lease unless sooner terminated or extended, or unless Tenant fails to timely pay the Fee as set forth below. The Parking Privileges shall automatically terminate upon the expiration or earlier termination of the Term or any extensions thereof.

C. Tenant shall pay to Landlord a parking fee for the Unassigned Spaces (the "Fee") regardless of whether such spaces are actually used by Tenant, in an amount equal to the monthly charge per parking space established by Landlord from time to time multiplied by the number of Unassigned Spaces to which Tenant is then entitled.. For the initial twelve months of the lease Tenant shall pay a monthly fee per parking space of Sixty Dollars ($60.00) for unassigned spaces and Seventy-Five ($75.00) for VIP parking spaces. Landlord shall be entitled to increase or decrease the charge per parking space from time to time upon the commencement of the 13th month of the term upon not less than one month's written notice to Tenant of such increase or decrease. Operator (as hereinafter defined) shall separately invoice Tenant, concurrently with the regular Rent invoice, for the Fee, and any other parking related charges, as Additional Rent. All payments of the Fee shall be made in advance, without notice or set off, by written check or electronic funds transfer to Operator at such address as Operator shall designate. Tenant shall pay the Fee on the first day of the Term and on the first day of each succeeding calendar month during the Term or any extension thereof. If Tenant takes occupancy of the Premises on a day other than the first day of a calendar month, the Fee for the fractional month shall be prorated on a daily basis and shall be paid on the date Tenant takes occupancy of the Premises. If Tenant fails to pay the Fee in a timely manner, Landlord, at its election, may cancel Tenant's right to use the number of Unassigned Spaces for which Tenant has failed to pay and shall notify Tenant of such cancellation. If the Parking Privileges, or a portion thereof, are cancelled, Tenant shall remain liable to Landlord for all Fees and other sums accrued and unpaid hereunder to the date of such cancellation. The Fee for the Unassigned Spaces shall be due and payable in full each month regardless of whether Tenant actually uses all or only a portion of the Unassigned Spaces allocated for Tenant each month. Notwithstanding the foregoing, Landlord agrees to reduce the Fee for the Unassigned Spaces to Sixty Dollars ($60.00) for unassigned spaces and Seventy-Five Dollars ($75.00) for VIP parking spaces for the first twelve (12) months of the Term. Commencing on November 1, 2013, Tenant shall pay the then-current monthly Fee for the Unassigned Spaces as provided herein.

D. Landlord shall have the right at any time to change the arrangement or location of or to regulate the use of Unassigned Spaces without incurring any liability to Tenant or entitling Tenant to any abatement of the Fee. Among other things, Landlord shall be entitled to assign designated areas of the parking structure and surface lot for use by particular persons or groups of persons and Tenant shall refrain from parking in such spaces. Tenant acknowledges that the Unassigned Spaces will not be individually designated or reserved for use by Tenant and that Tenant will use the Unassigned Spaces in the parking structure in common with all persons to whom or which Landlord grants the right to use the parking structure.

E. In addition to the Rules and Regulations set forth in Exhibit B to the Lease, the use of the Unassigned Spaces is subject to the following rules:

1. Tenant shall designate use of the Unassigned Spaces to specific individuals employed by Tenant ("Designated Users"), but Tenant shall remain responsible for payment of the Fee and all other obligations hereunder. Within five (5) business days after Landlord's request, Tenant agrees to provide Landlord with a listing of all vehicles of Designated Users, including names of vehicle owners, vehicle models, colors, and license plate numbers, and Tenant shall provide Landlord with revised listing promptly after any change to the listing. Tenant

shall deliver to Tenant's Designated Users parking decals provided by Landlord which decals shall at all times be displayed prominently on the vehicles of Designated Users. Landlord shall have the right to directly ban any Designated User from further use of any of the parking spaces for violation of the rules for the use of Unassigned Spaces.

2. Tenant and Designated Users shall park only in parking spaces and not on ramps, corridors, approaches, or other areas designated as "no parking" areas. Further Tenant, Designated Users, and Tenant's Permittees are expressly prohibited from parking in any of the surface parking lot spaces located at the Complex. Tenant shall inform its employees, visitors and invitees of the surface parking prohibition and place a sign in the appropriate break rooms and/or kitchens expressing the same.

3. Tenant and Designated Users shall observe the special hours of opening, closing, and non-use of the parking structure and the surface lot when closings are necessitated for repairs, cleaning, and rehabilitations. Should any repair or rehabilitation result in Tenant not being provided the Unassigned Spaces in the parking structure, surface lot, or designated alternate parking facility, the abatement of Tenant's obligation to pay the Fee during the period the same are unavailable shall constitute Tenant's sole remedy in the event of such unavailability.

4. Tenant and Designated Users shall use the Unassigned Spaces only for automobile parking.

5. Tenant and Designated Users shall observe all posted vehicle height limitations.

6. Tenant and Designated Users shall not allow unauthorized vehicles to use the Unassigned Spaces and, except for emergencies, shall not repair nor authorize service to vehicles parked in the parking structure or in the surface parking area.

7. The Parking Privileges are only available during Building Hours.

F. If any portion of the parking structure or the surface lot shall be damaged by fire or other casualty or shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then the Parking Privileges shall automatically cease and terminate and the Fee and all other sums payable hereunder shall be duly apportioned to the date of such casualty, taking, or conveyance. Tenant thereupon shall surrender to Landlord the Unassigned Spaces and all interest therein, and Landlord may re-enter and take possession of the Unassigned Spaces.

G. Tenant shall not be permitted to assign the Unassigned Spaces or any interest herein or permit the Unassigned Spaces or any part thereof to be used by others without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion. Notwithstanding the foregoing, if a proposed assignee or user is a permitted assignee, sublessee, or occupant under the terms of this Lease, Landlord's consent as to such assignment or sublease shall be deemed consent to the assignment of the Unassigned Spaces. Tenant shall remain primarily liable for the performance of the obligations of the Tenant hereunder notwithstanding any assignment or occupancy arrangement permitted or consented to by Landlord.

H. Neither Landlord nor its agents or employees shall be liable for any damage, fire, theft or loss to vehicles or other properties or injuries to persons occurring in the parking structure or service parking area or arising out of the use of the Unassigned Spaces whether caused by theft, collision, moving vehicle, explosion or any other activity of occurrence in such parking areas. Tenant and/or its Designated Users of the Spaces assume the risk of such loss or damage and shall indemnify, defend and hold Landlord, its agents and employees harmless from and against any and all claims and damages incurred by Landlord, its agents and employees arising from Tenant's or its Designated Users' use of the parking areas or the Unassigned Spaces, including all costs, attorneys' fees, expenses and liability arising out of any such claim or action. Tenant, at Landlord's request, shall obtain a written agreement from each Designated User agreeing to the terms of this Exhibit C and Landlord's rules for operation of the parking areas. If Tenant shall fail to obtain such agreement and deliver it to Landlord, Tenant shall assume all obligations set forth in this Exhibit C or Landlord's rules for such Designated User.

I. Landlord has entered into an agreement for the management of the parking structure and Landlord agrees to use commercially reasonable efforts to preserve any pre-existing Parking Privileges of Tenant as contained herein. If necessary in connection with such parking structure management agreement, Tenant shall enter into a parking agreement directly with the company which manages the parking garage associated with the Building. Tenant acknowledges that a default by Tenant under this Lease shall be a default under such parking agreement, and a default under such parking agreement shall be a default under this Lease. If necessary in connection with the parking structure management agreement, the parking garage operator (the "Operator") shall provide to Tenant an allocation of parking contracts (computed based on the Parking Ratio) for use by Tenant and its employees in the parking structure, provided that Tenant notifies the Operator in writing of its desire to obtain all or a specified number of said parking contracts, and Tenant enters into said contracts with the Operator within sixty (60) days after the Commencement Date. In such instance, Tenant shall be directly responsible to the Operator for the payment of any and all fees or charges thereunder, and Landlord shall be under no obligation to pay the Operator for said parking contracts. The parking contracts shall contain the same terms and conditions as are usually contained in such contracts with other monthly parking customers of the Operator, and the monthly rate to be paid by Tenant shall be the prevailing monthly rate charged to other monthly parking customers, said rate to increase and decrease as the prevailing monthly parking rate for other applicable monthly parking customers increases and decreases from time to time. If Tenant fails to execute with the Operator the monthly parking contracts within the sixty (60) day period, or subsequently relinquishes in any manner its parking contracts, then the Operator shall be under no obligation to restore the relinquished contracts or waive Tenant's failure to execute said contracts prior to expiration of the applicable sixty (60) day period.

The parking rules & regulations are designed to assure our tenants and visitors safe use and enjoyment of the facilities. Please remove or hide any personal items of value from plain sight to avoid temptation leading to vandalism of vehicles. Please exercise added caution when using parking lot at night. Please keep vehicle locked at all times. Please report violations of these rules to the Landlord immediately. Please report any lights out or other possibly dangerous situations to the Landlord as soon as possible.

Violations of rules & regulations may result in towing from the Project. Towing from the Project can only be ordered by Landlord or Landlord's property manager. Charges for towing are to be paid by vehicle owner.

EXHIBIT "D"

TENANT FINISH-WORK: AS-IS

Tenant hereby accepts the Premises in their "AS-IS" condition, and Landlord shall have no obligation to perform any work therein (including demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein. If Tenant performs any work in the Premises, before Tenant may occupy the Premises to conduct its business therein, Tenant shall, at its expense, obtain and deliver to Landlord a certificate of occupancy from the appropriate governmental authority for the Premises.

EXHIBIT "E"

CONFIRMATION OF COMMENCEMENT DATE

______________, 2012

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Re: Lease Agreement (the "Lease") dated October ______, 2012, between LINCOLN ASB COLORADO CENTER, LLC, a Delaware limited liability company ("Landlord"), and GOLD RESOURCE CORPORATION, a Colorado corporation ("Tenant"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. **Condition of Premises.** Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects and Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2. **Commencement Date.** The Commencement Date of the Lease is November 1, 2012.

3. **Expiration Date.** The Term is scheduled to expire on the last day of the Thirty-Sixth (36th) full calendar month of the Term, which date is October 31, 2015.

4. **Contact Person.** Tenant's contact person in the Premises is:

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Attention:______________________
Telephone:_____________________
Telecopy:______________________

5. **Ratification.** Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6. **Binding Effect; Governing Law.** Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

LINCOLN ASB COLORADO CENTER, LLC,
a Delaware limited liability company

By: Lincoln - Colorado Center LLC, its managing member

By: Lincoln Non-Member Manager, Inc., its manager

By:______________________________
Name:____________________________
Title: ____________________________

Agreed and accepted:

GOLD RESOURCE CORPORATION,
a Colorado corporation

By:______________________________
Name:____________________________
Title:_____________________________

EXHIBIT "F"

RENEWAL OPTION

If Tenant has not committed an Event of Default at any time during the Term, and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one (1) additional period of THREE (3) years, by delivering written notice of the exercise thereof to Landlord not earlier than twelve (12) months nor later than nine (9) months before the expiration of the Term. The Base Rent payable for each month during such extended Term shall be the prevailing rental rate (the "Prevailing Rental Rate"), at the commencement of such extended Term, for renewals of space in the Building, Complex or southeast Denver I-25 corridor and Denver Technological Center areas, if applicable, of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within thirty (30) days after receipt of Tenant's notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Base Rent, if any, and the other terms and conditions offered. Tenant shall, within ten (10) days after receipt of Landlord's notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate.

If Tenant rejects Landlord's determination of the Prevailing Rental Rate, Tenant may elect (A) not to renew this Lease by providing written notice of the same to Landlord, or (B) Tenant may notify Landlord, within ten (10) days after Landlord delivers notice of the Prevailing Rental Rate to Tenant, of the rental rate that Tenant asserts as the Prevailing Rental Rate ("Tenant's Rate") applicable hereunder, in which case Tenant shall be obligated to renew this Lease. In the event Tenant chooses the latter, the parties shall have a period of thirty (30) days after the date Tenant delivers Tenant's Rate to Landlord to attempt to agree in good faith upon a Prevailing Rental Rate. If (i) Tenant accepts Landlord's determination of the Prevailing Rental Rate, or (ii) the parties otherwise agree on the Prevailing Rental Rate, then Tenant and Landlord shall thereafter execute an amendment to this Lease using the Prevailing Rental Rate, as so determined. If Landlord and Tenant are unable to agree on the Prevailing Rental Rate within the 30-day period, then each party shall, within ten (10) days after the expiration of the 30-day period designate by written notice to the other party one (1) qualified real estate broker of good reputation, having at least five (5) years' experience in the Denver metropolitan area real estate market. The two (2) brokers so designated shall, together immediately select a third (3rd) similarly qualified broker and within twenty (20) days after such selection, each of the three (3) brokers shall independently and simultaneously make a determination as to what each believes to be the Prevailing Rental Rate. The Prevailing Rental Rate for purposes of the renewal term shall be the average of the two (2) closest (to each other) determinations of the Prevailing Rental Rate as asserted by the three (3) brokers. Each party shall bear the costs and fees of the broker they select and the costs and fees of the third (3rd) broker shall be shared equally by the Landlord and Tenant. If Tenant timely notifies Landlord that Tenant accepts Landlord's determination of the Prevailing Rental Rate or the Prevailing Rental Rate is determined as provided above, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to the Lease extending the Term on the same terms provided in this Lease, except as follows: (a) Base Rent shall be adjusted to the Prevailing Rental Rate; (b) Tenant shall have no further renewal option unless expressly granted by Landlord in writing; (c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements; and (d) Tenant shall pay for the parking spaces which it is entitled to use in accordance with Exhibit H hereof.

Tenant's rights under this Exhibit shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof, or (4) Landlord determines, in its sole but reasonable discretion, that Tenant's financial condition or creditworthiness has materially deteriorated since the date of this Lease.